Exhibit 23.1
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            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brookdale Senior Living, Inc. Omnibus Stock Incentive Plan for the registration of 2,900,000 shares of common stock of our report dated March 17, 2006, with respect to the consolidated and combined financial statements and schedule of Brookdale Senior Living Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
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Chicago, Illinois
June 13, 2006